                                                        EXHIBIT 99.1 TO FORM 8-K
[H&R BLOCK LOGO]
--------------------------------------------------------------------------------
NEWS RELEASE
For further information

MEDIA RELATIONS:     Linda McDougall, 816-932-7542
INVESTOR RELATIONS:  Brian Schell, 816-932-7561


   H&R BLOCK COMPLETES MCGLADREY & PULLEN ACQUISITION

FOR RELEASE MONDAY, AUG. 2, 1999

                     KANSAS CITY, Mo. - H&R Block Inc. (NYSE:HRB) today announced it has completed the acquisition of substantially all of the non-attest assets of McGladrey & Pullen, LLP, the nation's seventh largest accounting and consulting firm. The transaction, announced June 29, is the largest accounting firm acquisition to date by a public company.

                  Founded in 1955, H&R Block is a diversified company providing a wide range of financial products and services through its subsidiaries. H&R Block Tax Services Inc. served 18.9 million taxpayers in more than 10,000 offices located primarily in the United States, Canada, Australia and the United Kingdom in 1999. Assurance Mortgage Corporation of America and H&R Block Mortgage Company offer a full range of home mortgage products. Through HRB Business Services, the company began building a national accounting, tax and consulting firm with its first acquisition in May 1998. Block Financial Corporation develops and publishes consumer financial and personal productivity software, such as Kiplinger TaxCut(R). Quarterly results and other information regarding H&R Block are available on the company's web site at www.hrblock.com.





                                       1